                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                     For further information


                                     John Schoen       Jack Seller
                                     COO/CFO           Director, Marketing & PR
                                     PCTEL, Inc.       PCTEL, Inc.
                                     (773) 243-3000    (773) 243-3016
                                                       jack_seller@pctel.com



               PCTEL POSTS $10.7 MILLION IN FIRST QUARTER REVENUE
                        COMPANY CONTINUES WIRELESS GROWTH


CHICAGO, IL - APRIL 27, 2004 - PCTEL, Inc. (NASDAQ: PCTI), a leading provider of wireless solutions, today announced financial results for the first quarter ended March 31, 2004. This was the third full quarter of operating results following the company's sale of its legacy HSP modem product line to Conexant (NASDAQ: CNXT) in May 2003 as part of PCTEL's well-established wireless transition plan.

Total revenue was $10.7 million for the first quarter of 2004, including $8.6 million of wireless product revenue and $2.1 million of licensing revenue. This compares to $13.1 million of revenue in the first quarter 2003, which included $0.7 million of wireless revenue, $1.9 million of licensing revenue, and $10.5 million of HSP modem revenue. Net loss for the first quarter of 2004 was $(0.5) million, or $(0.02) per diluted share, compared to net loss of $(0.9) million, or $(0.05) per diluted share reported in the first quarter of 2003.

Compared to the fourth quarter of 2003, the company grew its wireless revenue from $3.5 million to $8.6 million, an increase of 146 percent. The company acquired MAXRAD, a leading provider of antenna solutions on January 2, 2004. The MAXRAD product group contributed to the strong wireless growth for the quarter.

"Our expanding customer list for Segue(TM) products, strong sales of our software-defined radios and CLARIFY(TM) into carrier markets, and the anticipated contribution of the new MAXRAD product line have strengthened our wireless presence," said Marty Singer, PCTEL's Chairman and CEO. "As we move onto the rest of the year, we look forward to realizing benefits from the integration of our three product groups under a financially stable and focused PCTEL," added Singer.

Cash and short-term investments on March 31, 2004 were $107.4 million, a decrease of $18.0 million from the fourth quarter of 2003. The decline was primarily due to the acquisition of MAXRAD in the quarter. As of March 31, 2004, the company has repurchased 1.54 million out of the 2.5 million shares authorized by the Board of Directors under its share buyback program. No shares were repurchased during the first quarter.


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CONFERENCE CALL / WEBCAST

The company will hold a conference call at 4:00 PM CDT (5:00 PM EDT) today with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (973) 317-5317 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (800) 428-6051 (U.S. / Canada) or (973) 709-2089 (international) access code: 347900.

ABOUT PCTEL

PCTEL (Nasdaq:PCTI), founded in March 1994, dedicated to wireless excellence, is a leading provider of mobility software solutions, software-defined radio products and access technology. PCTEL's Segue(TM) software products simplify installation, roaming, Internet access and billing. Its DTI product portfolio of OEM receivers and receiver-based products, measure and monitor cellular networks. MAXRAD designs, distributes, and supports innovative antenna solutions that facilitate and simplify wireless communications. PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold or licensed to PC manufacturers, PC card and board manufacturers, wireless carriers, wireless ISPs, distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #



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                                   PCTEL, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                                 Three Months Ended
                                                                     March 31,
                                                               ----------------------
                                                                 2004          2003
                                                               --------      --------
REVENUES                                                       $ 10,690      $ 13,082

COST OF REVENUES                                                  3,769         7,907
INVENTORY RECOVERY                                                    -        (1,348)
                                                               --------      --------
GROSS PROFIT                                                      6,921         6,523
                                                               --------      --------
OPERATING EXPENSES:
      Research and development                                    2,030         2,118
      Sales and marketing                                         2,934         2,261
      General and administrative                                  3,176         1,852
      Amortization of deferred compensation                         310           299
      Amortization of other intangible assets                       711            99
      Acquired in-process research and development                    -         1,100
      Restructuring charges                                         (51)          155
      Gain on sale of assets and related royalties                 (500)            -
                                                               --------      --------
           Total operating expenses                               8,610         7,884
                                                               --------      --------
LOSS FROM OPERATIONS                                             (1,689)       (1,361)
OTHER INCOME, NET                                                   239           495
                                                               --------      --------
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES                 (1,450)         (866)
PROVISION (BENEFIT) FOR INCOME TAXES                               (982)           64
                                                               --------      --------
NET LOSS                                                       $   (468)     $   (930)
                                                               ========      ========

Basic earnings (loss) per share                                $  (0.02)     $  (0.05)
Shares used in computing basic earnings (loss) per share         19,901        19,238

Diluted earnings (loss) per share                              $  (0.02)     $  (0.05)
Shares used in computing diluted earnings (loss) per share       19,901        19,238

                                   PCTEL, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)


                                                        March 31,   December 31,
                                                          2004         2003
                                                       ---------    ------------
                        ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                       $  95,996      $ 106,007
        Restricted cash                                      278            278
       Short-term investments                             11,156         19,177
       Accounts receivable, net                            5,792          3,630
       Inventories, net                                    3,082          1,267
       Prepaid expenses and other assets                   3,207          1,929
                                                       ---------      ---------
              Total current assets                       119,511        132,288
PROPERTY AND EQUIPMENT, net                                4,572          1,197
GOODWILL                                                  11,335          5,561
OTHER INTANGIBLE ASSETS, net                              10,329          4,140
OTHER ASSETS                                                  60             55
                                                       ---------      ---------
TOTAL ASSETS                                           $ 145,807      $ 143,241
                                                       =========      =========

              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                                $     859      $     333
       Accrued royalties                                   3,213          3,208
       Income taxes payable                                5,456          7,359
       Deferred revenue                                    2,370          2,960
       Accrued liabilities                                 6,507          5,739
                                                       ---------      ---------
              Total current liabilities                   18,405         19,599
LONG-TERM LIABILITIES                                        736            736
                                                       ---------      ---------
              Total liabilities                           19,141         20,335
                                                       ---------      ---------

STOCKHOLDERS' EQUITY:
       Common stock                                           21             20
       Additional paid-in capital                        162,146        155,548
       Deferred compensation                              (4,910)        (2,552)
       Accumulated deficit                               (30,669)       (30,201)
       Accumulated other comprehensive income                 78             91
                                                       ---------      ---------
              Total stockholders' equity                 126,666        122,906
                                                       ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 145,807      $ 143,241
                                                       =========      =========